UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 13, 2007

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2007, Dominion Resources, Inc. (the “Company” or “Dominion”) announced that, effective October 1, 2007, Steven A. Rogers will no longer serve in the position of Senior Vice President and Chief Accounting Officer of Dominion.   As of such date Mr. Rogers will become President and Chief Administrative Officer of the Company’s wholly-owned subsidiary, Dominion Resources Services, Inc. (“DRSI”).  Subject to approval by the Company’s Board of Directors, effective October 1, 2007, Thomas P. Wohlfarth will be elected as Senior Vice President and Chief Accounting Officer of Dominion.  Since February 1, 2006, Mr. Wohlfarth, age 46, has served as Vice President – Budgeting, Forecasting & Investor Relations of DRSI.  From January 1, 2004 to February 1, 2006, he held the position of Vice President – Financial Management for Virginia Electric and Power Company, a wholly-owned subsidiary of the Company.  Prior to January 1, 2004, Mr. Wohlfarth served as Director – Investor Relations for DRSI.

Item 8.01.  Other Events.

On August 13, 2007, Dominion announced that it would realign its business units to reflect strategic refocusing, effective October 1, 2007.

The new operating business units will be Dominion Virginia Power, Dominion Generation and Dominion Energy. The Dominion Virginia Power business unit will be responsible for all regulated electric distribution and electric transmission operations in Virginia and North Carolina, as well as unregulated retail operations and all customer service.  The Dominion Generation  business unit will be responsible for the Company’s 26,500 megawatts of regulated and merchant power generation.  The Dominion Energy business unit will be responsible for all natural gas distribution, transmission and storage operations and Appalachian E&P operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James F. Stutts
James F. Stutts Senior Vice President and General Counsel

Date:  August 17, 2007